As filed with the U.S. Securities and Exchange Commission on July 24, 2025

Registration No. 333-278976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

on FORM S-3

to FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	52-0684746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

42 rue Saint-Dominique Paris, France 75007 +33 1-4062-1000	62 Buckingham Gate London, United Kingdom SW1E 6AJ +44 20-3708-3000

5599 San Felipe Houston, Texas, U.S.A. 77056 (713) 513-2000	Parkstraat 83 The Hague, The Netherlands 2514 JG +31 70-310-5400

(Address, including zip code, and telephone number, including area code, of registrant’s executive offices)

Dianne B. Ralston

Chief Legal Officer and Secretary

Schlumberger Limited

5599 San Felipe, Houston, Texas, U.S.A. 77056

(713) 513-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Christopher R. Drewry

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-7420

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

SEC 1379 (02-25) Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Explanatory Note

Schlumberger Limited, a Curaçao corporation (the “Company,” “we,” “our,” “Registrant,” or “SLB”), is filing this Post-Effective Amendment No.1 on Form S-3 to Form S-4 (this “Post-Effective Amendment”) to maintain the registration of 433,257 shares of common stock, par value $0.01 per share, of SLB (our “common stock”), that may be issued to certain former employees and other service providers of ChampionX Corporation, a Delaware corporation (“ChampionX”), pursuant to stock options awarded under the ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan (as amended and restated, the “Plan”).

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 2, 2024, by and among SLB, its indirect, wholly owned subsidiaries, Sodium Holdco, Inc., a Delaware corporation, and Sodium Merger Sub, Inc., a Delaware corporation, and ChampionX, Merger Sub merged with and into ChampionX (the “Merger”), with ChampionX surviving as an indirect, wholly owned subsidiary of SLB.

Pursuant to the terms of the Merger Agreement, SLB assumed all of ChampionX’s outstanding stock options under the Plan, including stock options held by certain former employees or other service providers of ChampionX, immediately prior to the effective time of the Merger, and each assumed stock option became exercisable for shares of our common stock, with the number of shares issuable upon the exercise of such stock options and the exercise price per share adjusted by the Exchange Ratio.

The information included in this filing amends the registration statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the filing of the registration statement. This Post-Effective Amendment contains the form of prospectus to be used in connection with offers and sales, including the exercise of stock options, under the Plan.

Prospectus

433,257 SHARES OF COMMON STOCK

Issuable Under the

ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan

This prospectus relates to 433,257 shares of our common stock that may be issued upon the exercise of stock options previously granted to certain participants in the Plan who are no longer employees or service providers of ChampionX. Pursuant to Rule 416(a) under the Securities Act, this prospectus also covers such additional shares of our common stock that may become available from time to time under the Plan. We will receive the exercise price if and when such stock options are exercised. We will not receive any proceeds if the stock options are exercised on a cashless basis.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SLB.” On July 23, 2025, the last reported sale price of our common stock on NYSE was $35.14 per share.

An investment in our common stock involves risks. See “Risk Factors” in our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, as the case may be, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2025.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

By using an automatic shelf registration statement, we may, at any time and from time to time, offer the securities described in this prospectus.

This prospectus provides you with a general description of our common stock issuable with respect to such stock options. To understand the terms of our common stock, you should carefully read this document. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website as described under “Where You Can Find More Information.”

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated by referenced herein contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook; growth for SLB as a whole and for each of its Divisions (and for specified business lines, geographic areas, or technologies within each Division); the benefits of the ChampionX acquisition, including the ability of SLB to integrate the ChampionX business successfully and to achieve anticipated synergies and value creation from the acquisition; oil and natural gas demand and production growth; oil and natural gas prices; forecasts or expectations regarding energy transition and global climate change; improvements in operating procedures and technology; capital expenditures by SLB and the oil and gas industry; our business strategies, including digital and “fit for basin,” as well as the strategies of our customers; our capital allocation plans, including dividend plans and share repurchase programs; our APS projects, joint ventures, and other alliances; the impact of ongoing or escalating conflicts on global energy supply; access to raw materials; future global economic and geopolitical conditions; future liquidity, including free cash flow; and future results of operations, such as margin levels. These statements are subject to risks and uncertainties, including, but not limited to, changing global economic and geopolitical conditions; changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers and suppliers; the inability to achieve our financial and performance targets and other forecasts and expectations; the inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals; general economic, geopolitical and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays or cancellations; challenges in our supply chain; production declines; the extent of future charges; the inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in this prospectus and the documents incorporated by reference herein, including our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Forward-looking and other statements in this prospectus and the documents incorporated by reference herein regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social, and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Statements in this prospectus and the documents incorporated by reference herein are made as of the date of the particular statement, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.

Risk Factors

Investing in our securities involves risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2024, respectively, before deciding whether to invest in our securities. These risks could cause our business, properties, assets, financial condition, results of operations, cash flows or prospects to be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations.

Use of Proceeds

We will receive the exercise price of stock options under the Plan if and when such stock options are exercised. We will not receive any proceeds if the stock options are exercised on a cashless basis.

Unless we otherwise state in a prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including our common stock.

Plan of Distribution

Outstanding stock options with respect to shares of ChampionX common stock were previously granted under the Plan to certain former employees or service providers of ChampionX and have been converted to analogous stock options with respect to shares of our common stock. Shares of our common stock are issuable pursuant to the stock options previously granted under the Plan. See “Appendix A — Plan Prospectus.”

Description of Capital Stock

The following description of SLB’s share capital is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Amended and Restated By-Laws, each as amended to date of this prospectus, and each incorporated by reference as exhibits to SLB’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, respectively.

In this “Description of Capital Stock,” the words “SLB,” “we,” “us” or “our” refer only to Schlumberger Limited and not to any of our subsidiaries.

Available, Issued and Treasury Shares

We may issue an aggregate of 4,500,000,000 shares of common stock, par value $0.01 per share. As of July 15, 2025, 1,439,269,870 shares of our common stock were issued, of which 1,351,248,823 shares were outstanding and 88,021,047 shares were held by us as treasury stock.

We may also issue an aggregate of 200,000,000 shares of preferred stock, par value $0.01 per share. No shares of SLB preferred stock have been issued as of the date of this prospectus.

Dividend Rights

All outstanding shares of our common stock (i.e., shares not held by us as treasury stock) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred stock (if issued and outstanding) must be paid prior to the payment of any dividends on our common stock. The amount of dividends payable with respect to any fiscal year is determined by SLB shareholders at the annual general meeting following such fiscal year, except that the board of directors of SLB (the “SLB Board”) may allocate such part of the earnings to the retained earnings reserves as it deems fit and may declare interim dividends and may declare and make distributions out of retained earnings reserves or out of contributed surplus capital reserves. Any such distribution can only occur if, at the time of distribution, SLB’s “equity” (i.e., SLB’s net asset value) at least equals the nominal capital (i.e., the aggregate par value of SLB’s outstanding shares) and as a result of the distribution will not fall below the nominal capital.

Voting Rights

Entitlement to Vote. Each holder of our common stock and each holder of SLB preferred stock (if issued and outstanding) is entitled to one vote for each share registered in that holder’s name. Voting rights may be exercised in person or by proxy.

Quorum. No action may be taken at any general meeting of SLB shareholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of SLB shareholders, a second general meeting will be called in the same manner as the original meeting of shareholders, to be held within two months, at which second meeting, regardless of the number of shares represented (subject to certain limitations in the event of an asset disposition or liquidation of SLB or the amendment of our Articles of Incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of the second meeting or which by law is required to be brought before SLB shareholders despite the absence of a quorum.

Required Vote. In general, any action requiring the approval of SLB shareholders may be authorized by a majority of the votes cast (excluding any abstentions) at any meeting at which a quorum is present (subject to the quorum exception described above).

No action to amend our Articles of Incorporation or to dissolve us can be taken, however, unless such action is approved by the holders of at least a majority of the shares outstanding and entitled to vote. In addition, holders of SLB preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to our Articles of Incorporation that would adversely affect the preferred stock.

The sale or disposition of all or substantially all of our assets must be approved by the holders of at least a majority of the shares outstanding and entitled to vote, except that under our Articles of Incorporation this requirement does not apply to a reorganization or rearrangement of us or any of our subsidiaries or any of our assets in any transaction that does not result in any diminution of the beneficial interest of SLB shareholders in our assets.

Under our Articles of Incorporation, the SLB Board may move our corporate seat to, or convert SLB into a legal entity under the laws of, another jurisdiction, and may change SLB’s corporate domicile from Curaçao to another jurisdiction to the extent allowed by applicable law. In certain cases, shareholder approval of such action may not be required under applicable law.

Preemptive and Other Rights

Shares of our common stock do not carry any preferential, preemptive or conversion rights, and there are no redemption provisions with respect to our common stock. Shares of SLB preferred stock (if issued and outstanding) would not carry any preemptive rights, but the SLB Board could specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. The SLB Board may grant contract rights to acquire shares of SLB’s capital stock.

Upon delivery pursuant to the terms of the Merger Agreement, the shares of our common stock deliverable to holders of ChampionX common stock were fully paid and nonassessable.

Rights upon Liquidation

In the event of liquidation, each share of our common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

Repurchases of our Common Stock

We may for our own account purchase shares of our common stock so long as one share of our common stock remains outstanding and our equity before and after such a purchase at least equals SLB’s nominal capital.

Governance Provisions and Anti-Takeover Effects

Available but Unissued Preferred Stock

The SLB Board has the authority to issue shares of preferred stock in one or more series with such terms as the SLB Board determines, provided that they satisfy the provisions set forth in our Articles of Incorporation, including that the preferred stock: (1) may be issued for not less than par value and not less than fair value taking into account the terms and conditions of such preferred stock, (2) would be subject to maximum and minimum dividend rates, (3) would be entitled to one vote per share, (4) would be entitled to receive certain liquidation preferences, (5) may contain provisions allowing it to be converted into common stock or certain other securities, and (6) may contain optional or mandatory redemption provisions.

Election and Removal of Directors

SLB directors are elected at a general meeting of SLB shareholders by a majority of votes cast by SLB shareholders entitled to vote, except that SLB directors are to be elected by a plurality of voting power in certain elections where the number of nominees exceeds the number of SLB directors to be elected. The number of SLB directors constituting the whole SLB Board may not be fewer than five nor more than 24, as fixed from time to time by the SLB Board, subject to approval of SLB shareholders. The maximum number of persons constituting the whole SLB Board will, until changed at any succeeding general meeting of SLB shareholders, be the number so fixed. If the number of SLB directors elected by SLB shareholders is smaller than the maximum number of SLB directors as fixed by the SLB Board in accordance with our Articles of Incorporation, the SLB Board may be authorized, but not obligated, to appoint additional directors such that the total number of SLB directors does not exceed the maximum number of directors as fixed by the SLB Board and approved by SLB shareholders, any such appointment to be effective until the next annual general meeting of SLB shareholders. SLB directors may be suspended or dismissed at any general meeting of SLB shareholders. A suspension automatically terminates if the person concerned has not been dismissed within two months after the day of suspension.

Shareholder Meetings

In accordance with applicable law, all general meetings of SLB shareholders must be held in Curaçao. The annual general meeting of SLB shareholders is held on a date determined from year to year by the SLB Board, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law or as may be stated in the notice of such meeting. Special general meetings of SLB shareholders may be called at any time upon the direction of the Chair, the Vice Chair, the Chief Executive Officer, the President or the SLB Board. Special general meetings of shareholders may also be called by one or more SLB shareholders representing at least 10% of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such meeting convened, by one or more holders of shares representing in the aggregate a majority of shares then outstanding and, in certain circumstances if all of the directors are prevented from or incapable of serving, by any person or persons holding in the aggregate at least 5% of the outstanding shares of our common stock for the purpose of electing a board of directors.

Shareholder Action by Written Consent

Under Curaçao law, shareholders may only act by written consent if all shareholders entitled to vote on the matter and all directors have agreed to adopt such resolution in writing without a meeting.

Notice Requirements for Shareholder Business and Nominations

For shareholder proposals to be introduced for consideration at an annual general meeting of SLB shareholders other than pursuant to Securities Exchange Act Rule 14a-8 and for shareholder candidates to be nominated for election as directors other than pursuant to our proxy access by-law provisions, notice generally must be delivered to the Secretary of SLB at our executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the preceding year’s annual general meeting of SLB shareholders. Any such notice must otherwise satisfy the requirements of our By-laws.

Amendments to our By-Laws

Our By-laws may be amended only by the vote of a majority of the SLB Board.

Buy-Out

Under our Articles of Incorporation, any one person, or any two or more legal entities belonging to the same group, holding shares representing at least 90% of our equity can require the remaining shareholders to transfer their shares as provided by and in accordance with the provisions of Curaçao law. This provision is somewhat similar to statutes that exist in Delaware and most U.S. states, which typically allow the owner or owners of 90% of a company’s outstanding equity to effect a “short-form” merger. In order to effect a compulsory share transfer, the owner or owners of 90% of our outstanding equity would have to institute an action in a Curaçao court and pay the transferring shareholders the value of the shares to be transferred as determined by the judge (based on the advice of one or three experts). A judge can deny a request for a compulsory share transfer if a shareholder would suffer serious material damage through the transfer.

Listing, Transfer Agent and Registrar

Our common stock is listed for trading on the NYSE. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Validity of Securities

STvB Advocaten (Europe) N.V., Amsterdam, The Netherlands, will pass upon the validity of our common stock.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download any materials we file with the SEC over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

We also make available, free of charge through our Investor Relations website at www.investorcenter.slb.com, access to our SEC filings as soon as reasonably practicable after such material is filed with or furnished to the SEC. Copies are also available, without charge, from SLB Investor Relations, 5599 San Felipe, Houston, Texas 77056.

Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found or provided at such internet addresses (including any information on or accessible through our website) is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

The SEC allows us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference into this prospectus our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of any offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement or pricing supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on January  22, 2025 (including the portions of our proxy statement for our 2025 annual meeting of shareholders that are specifically incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on April 25, 2025 and July 24, 2025, respectively;

our Current Reports on Form 8-K filed with the SEC on April 2, 2025, April 8, 2025, July 15, 2025 and July 16, 2025 (excluding Item 7.01 and Exhibit 99 attached thereto); and

•

description of our common stock, par value $0.01, contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on January 27, 2021, and as subsequently amended or updated.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or in any other document subsequently filed with the SEC that is or is deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

Appendix A – Plan Prospectus

ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan

433,257 SHARES OF COMMON STOCK

(Par value $0.01 per share)

Plan Description

Under the ChampionX Amended and Restated 2018 Equity and Cash Incentive Plan (the “Plan”), which was amended and restated on May 12, 2021, then-current eligible employees or service providers of ChampionX were eligible to be granted awards of options, stock-settled stock appreciation rights, performance share awards, cash performance awards, restricted stock and restricted stock unit awards and then-current eligible directors of ChampionX were eligible to be granted stock and deferred stock units. As of the date hereof, the only awards outstanding under the plan are options, restricted stock, and restricted stock units granted to then-current eligible service providers of ChampionX.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon.

The outstanding shares of common stock are, and the shares offered hereby will be, listed on the NYSE under the symbol “SLB.”

The date of this prospectus is July 24, 2025

Schlumberger Limited is offering up to 433,257 shares of its common stock to certain former employees and other service providers of ChampionX, who are participants in the Plan and who hold awards of options.

Unless the context requires otherwise, references to “we,” “us,” “our,” “SLB” and the “Company” in this prospectus refer to Schlumberger Limited.

We assumed the Plan when we acquired ChampionX through the Merger in July 2025. As a result, the awards that were previously granted under the Plan now relate to shares of SLB common stock; and shares of SLB common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of ChampionX common stock. Our common stock is listed on the NYSE under the symbol “SLB”. We will receive the exercise price of the options (as adjusted to give effect to the Merger) if and when they are exercised.

This prospectus describes the material features of the Plan as they relate to options outstanding following the Merger under the Plan (the “Awards”) covered hereby. To describe the general terms of the Plan, we may refer in this prospectus to Awards generally. This summary is qualified in its entirety by reference to the full text of the Plan which is being provided to you with or prior to the delivery to this prospectus. In addition, the specific terms of any Awards granted to you under the Plan are set forth in the Award agreement (the “Award Agreement”) furnished to you in connection with each Award. You should consult the terms of the applicable Award Agreement for the specific terms relating to a specific Award.

Purpose

The Plan was assumed by SLB in connection with the Merger for the purpose of maintaining certain Awards that remained outstanding following the Merger.

Plan of Distribution

This prospectus covers up to 433,257 shares of SLB common stock that are reserved for issuance pursuant to certain outstanding Awards under the Plan held by former employees or other service providers of ChampionX, which we assumed in connection with our acquisition of ChampionX. SLB is offering shares of SLB common stock directly to the holders of those Awards in accordance with the terms of the Merger Agreement and the applicable Award Agreements for those Awards. SLB is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the Plan, we will receive the adjusted exercise price of those options, as described below. SLB intends to use any cash proceeds from the option exercises for general corporate purposes.

Background Information About the Merger

On April 2, 2024, SLB and ChampionX entered the Merger Agreement. The Merger Agreement provided for SLB to acquire ChampionX by merger. The merger agreement also addressed the treatment of the outstanding equity-based interests in ChampionX, such as the shares of ChampionX common stock and the Awards that are based on ChampionX common stock. SLB and ChampionX agreed that certain outstanding Awards under the Plan, which were not cancelled in connection with the Merger, would convert into awards relating to SLB common stock and SLB would assume the obligations of ChampionX under the Plan.

At the closing of the Merger (the “Closing”): (a) each ChampionX option that was outstanding immediately prior to the Closing was converted into an option to acquire a number of shares of SLB common stock determined based on an exchange ratio applicable in the Merger (the “Exchange Ratio”); (b) each ChampionX restricted stock unit award that was outstanding immediately prior to the Closing was assumed and converted into a restricted stock unit award to acquire a number of shares of SLB common stock (“SLB RSU Award”) determined based on the Exchange Ratio; (c) each ChampionX performance share award that was outstanding immediately prior to the Closing was assumed and converted into a SLB RSU Award (covering a number of shares determined based on the Exchange Ratio, and based on the attainment of performance levels set forth in the Merger Agreement); and (d) each ChampionX restricted stock award that was outstanding immediately prior to the Closing was assumed and converted into an SLB restricted stock award.

Administration

From and after the Merger, the Plan will be administered by the compensation committee of SLB’s board of directors (the “Compensation Committee”) or its delegee duly appointed to administer the Plan.

The Compensation Committee or its delegee has the authority to make all decisions and determinations that are required or appropriate under the terms of the Plan or an Award Agreement in order to administer the Plan.

The Compensation Committee or its delegee may interpret the terms and provisions of the Plan, Awards and Award Agreements, may adopt, alter, repeal and interpret the administrative rules, guidelines and practices governing the Plan, Awards and the Award Agreements, and may perform all acts it deems advisable, including the delegation of its administrative responsibilities. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in accordance with the purposes and intent of the Plan.

The Compensation Committee or its delegee may adopt sub-plans or supplements to, or alternative versions of, the Plan, Awards or Award Agreements or alternative forms of payment of settlement as the Compensation Committee deems necessary or desirable to comply with laws, regulations or customs of foreign jurisdictions whose citizens or residents have been granted Awards. SLB may also impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award previously granted to participants outside the United States. If you are subject to the laws of a foreign jurisdiction, please consult your Award Agreement and addendum or supplement to your Award Agreement for additional disclosure that will be relevant to you; such information will supplement and supersede the general information about the Plan provided in this prospectus.

The Compensation Committee may delegate all or a portion of its authority to its delegee to the extent permitted under applicable law.

To obtain additional information about the Plan and the Compensation Committee, please contact SLB’s Stock Plan Manager by telephone at (713) 513-2000, or by mail to SLB, 5599 San Felipe, Houston, Texas, U.S.A. 77056, Attention: Stock Plan Manager.

Description of Types of Awards Outstanding

Options

General. Prior grants of options under the Plan permit the participant to acquire shares of common stock at an exercise price fixed on the date of grant during the life of the option, subject to any vesting conditions or other conditions that may apply, and subject to application of the Exchange Ratio.

As a recipient of options, you will have no rights as a shareholder with respect to any common stock issuable upon exercise of the option until the date the shares have been issued. Except for adjustments as specified in the Plan in connection with stock dividends, mergers, recapitalizations, reorganizations or similar events, no adjustment will be made for dividends or other distributions of cash or other property on or with respect to shares of common stock covered by options paid or payable to holders of record prior to the date the shares are issued.

You may exercise options at such time or times and subject to such terms and conditions as the Compensation Committee or its delegee determines. To exercise an option, you must give us notice of the number of shares to be purchased together with payment of the full purchase price of such shares. The date we have actually received both the notice and payment will be deemed the exercise date of the option. The shares will be issued as soon as practicable thereafter, subject to the payment of applicable withholding tax. The Compensation Committee or its delegee may adopt alternative vesting and exercise rules to comply with the provisions of foreign laws.

You must pay the exercise price of an option in full at the time of exercise by any procedures specified by the Compensation Committee or its delegee with respect to the Award. Generally, you may pay the exercise price of an option in the following manners: (i) in cash, by check or cash equivalent, (ii) by transfer to us of unencumbered shares of common stock having a Fair Market Value (as defined below) not less than the exercise price, (iii) by attesting to us that you own shares of common stock having a Fair Market Value at least equal to the exercise price, together with a request and authorization to us to deliver to you only the number of whole shares by which the number of shares covered by the option exercise exceeds the number of shares stated in the attestation, (iv) by delivery to us by a broker of cash equal to the exercise price of the option upon an undertaking by you to cause us to deliver to the broker some or all of the shares being acquired upon exercise, (v) by a “net exercise” arrangement pursuant to which we will reduce the number of shares of common stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price (subject to delivery to us of cash or other payment of the remaining balance of the exercise price), (vi) by such other consideration as the Compensation Committee or its delegee may approve from time to time or (vii) by any combination of the foregoing methods.

We may, in our discretion, either provide in an option award or adopt procedures dictating that an option outstanding on the last business day of the term of such award (such date, the “Automatic Exercise Date”) that has a “Specified Minimum Value” be exercised on the Automatic Exercise Date automatically and without further action by you, your personal representative or your estate. Payment of the exercise price of such an option may be made pursuant to such procedures as we may approve from time to time, and we will deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with the terms of the Plan. The term “Specified Minimum Value” means that the Fair Market Value per share of common stock exceeds the exercise or base price, as applicable, of a share subject to an expiring option by at least $0.50 per share or such other amount as we may determine from time to time. We may also elect to discontinue the automatic exercise of options at any time upon notice to you, or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an option will only apply to an option award that you have timely accepted under the procedures we have specified.

Fair Market Value

The “Fair Market Value” of a share of common stock as of any date of reference will be determined in good faith by the Compensation Committee on the basis of the considerations the Compensation Committee deems appropriate from time to time, including such factors as the closing price, the average of the closing bid and ask prices, or the average of the high and low sales prices for a share of common stock on the date of reference (or if such day is not a trading day, the next trading day) on the principal U.S. exchange on which the common stock then regularly trades. In the case of any Award subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), fair market value will be determined in accordance with Section 409A of the Code to the extent necessary to exempt an Award from the application of Section 409A of the Code.

Termination of Services

Each Award is subject to forfeiture upon certain terminations of service, as set forth in the Plan, the applicable Award Agreement and the Merger Agreement.

Transferability

Restrictions Specific to Awards

You may not sell, transfer, hypothecate, pledge or otherwise dispose of options except by will or by the laws of descent and distribution, or as otherwise provided in the Plan. Options and all rights thereunder will terminate immediately if you attempt to or do sell, assign, transfer, pledge, hypothecate or otherwise dispose of them or any rights thereunder to any other person except as permitted by the Plan. You may, however, transfer any non-qualified option previously granted under the Plan to members of your immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing the option expressly authorizes such transfers and you do not receive any consideration for the transfer. Any such transferred option will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to its transfer (except that the transferred option will not be further transferable during the transferee’s lifetime).

Legal Restrictions and Clawbacks

We have registered the offer and sale by us of shares of common stock issuable under the Plan on one or more registration statements under the Securities Act of 1933, as amended (the “Securities Act”). Shareholders of SLB common stock, who are not our affiliates, are able to freely sell and transfer the shares pursuant to the Plan. Our affiliates are not permitted to sell or transfer common stock acquired pursuant to the Plan except pursuant to an effective resale registration statement or pursuant to an applicable exemption from the registration requirements of the Securities Act, including Rule 144 and the Securities Act. For this purpose, the Securities Act defines an “affiliate” as any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us.

You may not exercise any options and you may not sell any shares acquired under the Plan during any period prohibited by our stock trading policies (a “Blackout Period”). We may at our discretion extend the term of an Award that would otherwise expire during a Blackout Period for the length of the Blackout Period plus ten trading days after the expiration of the Blackout Period so that you do not lose the benefit of your Award as the result of the restrictions on the exercise or sale of shares of common stock during the Blackout Period.

Awards may be subject to such clawback requirements and policies as may be required by applicable law or our policies as in effect from time to time.

Amendment and Termination

The Plan has a predetermined term of 10 years and will terminate on March 24, 2030. The board of directors may amend the Plan in any manner it deems necessary or appropriate or may terminate the Plan at any time prior to its expiration. Any such termination will not affect the validity of any Awards previously granted under the Plan. Without the approval of our shareholders, the board of directors cannot:

●

cancel outstanding options in exchange for cash or the grant in substitution therefor of new Awards having a lower exercise price, or amend outstanding options to reduce the exercise price or base price thereof, except as provided above with respect to a change in control.

●	extend beyond 120 months from the date of grant the period within which an option may be exercised; or

●	make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or any rule of the NYSE.

We intend for the Plan to comply in all respects with applicable provisions of the Exchange Act, including Section 16 and Rule 16b-3 under the Exchange Act, so that any Award to or other transaction by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act will not result in short swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction). The Plan provides that if any provision of the Plan or any agreement relating to any grant or award under the Plan does not comply with the requirements of Rule 16b-3 as then applicable to the transaction so that such a participant would be subject to Section 16(b) liability (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction), the relevant provision will be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate the deductibility limitation, and the participant will be deemed to have consented to such construction or amendment.

Employment Rights and Rights as a Stockholder

The prior grant of an Award to you under the Plan will not change or otherwise affect our right to change any and all of the terms and conditions of your employment including, but not limited to, the right to terminate your employment. The provisions of Awards need not be the same with respect to each participant, and Awards to individual participants need not be the same in subsequent years.

You will have no rights as a stockholder with respect to the shares of common stock covered by an Award until the date of the issuance of such shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided with respect to dividend equivalents or as provided in the Plan or an Award Agreement.

U.S. Federal Income Tax Matters

The following discussion summarizes certain material U.S. federal income tax consequences to employees in respect to receipt of Awards. This summary is for general information only, and does not purport to address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to participants subject to specific treatment under the federal tax laws. This summary is based on the Code and federal income tax rules and regulations currently in effect, all of which are subject to differing interpretations or to change, possibly retroactively.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF PARTICIPATION IN THIS PLAN. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT.

The Plan is not qualified under Section 401(a) of the Code nor is it intended to be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Non-qualified Stock Options

Non-qualified stock options outstanding under the Plan do not qualify as “incentive stock options” as defined in Section 422 of the Code and, accordingly, do not qualify for any special tax benefits to you as the optionee. Upon your exercise of the option, you will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares purchased over the option price paid by you. The ordinary income you recognize upon the exercise of an option is subject to Social Security and Medicare tax.

Upon a sale of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and your tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be. Your tax basis for determination of such gain or loss upon any subsequent disposition of such shares will ordinarily be the amount you pay for such shares plus any ordinary income recognized as a result of the exercise of such option.

In general, there will be no federal income tax consequences to us upon the termination of a non-qualified stock option or the sale or disposition of the shares acquired upon exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, subject to the general rules concerning deductibility of compensation, including the limit on the deductibility of compensation in excess of $1 million payable to certain executive officers under Section 162(m) of the Code, we generally will be entitled to a deduction to the extent, and in the year, that ordinary income from the exercise of the option is recognized by you as the optionee.

Section 409A

It is intended that any Awards made under the Plan are either exempt from or comply with the provisions of Section 409A of the Code and guidance promulgated thereunder. However, you will be solely responsible for any tax or other amounts payable with respect to amounts included in your income under Section 409A of the Code in respect of Awards received under the Plan, including any penalties or interest.

Withholding

At the time of exercise of a nonqualified stock option, or at the time you otherwise recognize compensation income with respect to an Award, we will withhold income, Social Security, Medicare and other employment tax with respect to income realized by you. You will have to reimburse us at that time for any minimum federal, state or local withholding obligations. We have the right to deduct from any payment of any kind otherwise due to or with respect to you, an amount up to the maximum statutory rate in the applicable jurisdictions as determined by us.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering of the securities described in this registration statement.

SEC registration fee	$—
Printing expenses	5,000
Legal fees and expenses	50,000
Miscellaneous expenses	—

Total	$55,000

Item 15. Indemnification of Directors and Officers.

Article 10 of the Articles of Incorporation and Article V of the Amended and Restated By-laws of SLB contain provisions providing for indemnification of SLB’s directors, officers, employees and agents. Article 10 of the Articles of Incorporation permits (but does not require) SLB to indemnify directors, officers, employees and agents, except that indemnification is mandatory with respect to a current or former officer or director in the event of a “Change of Control” (as defined below) or if such current or former officer or director has been successful on the merits or otherwise in the defense of any action, suit or proceeding. Article V of SLB’s Amended and Restated By-laws contains mandatory indemnification for current and former directors and officers as described below.

To the fullest extent permitted by applicable law, SLB will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SLB) by reason of the fact that he or she is or was a director, officer, employee or agent of SLB, or is or was serving at the request of SLB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SLB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of SLB, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SLB is required to indemnify any current or former officer or director of SLB to the fullest extent allowed by the preceding paragraphs in the event of a “Change of Control.” “Change of Control” means a change in control of SLBSLB, which will be deemed to have occurred if at any time:

●

any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of SLB representing 30% or more of the combined voting power of SLB’s then outstanding shares without the prior approval of at least two-thirds of the members of our board of directors in office immediately prior to such entity, person or organization attaining such percentage interest;

●

SLB is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of our board of directors in office immediately prior to such transaction or event constitute less than a majority of our board of directors thereafter; or

●

during any 15-month period, individuals who at the beginning of such period constituted our board of directors (including for this purpose any new director whose election or nomination for election by SLB’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of our board of directors.

To the fullest extent permitted by applicable law, SLB will indemnify any current or former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SLB to procure a judgment in SLB’s favor by reason of the fact that such person is or was a director, officer, employee or agent of SLB, or is or was serving at the request of SLB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SLB and except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been finally adjudged to be liable to SLB for improper conduct unless and only to the extent that the court in which that action or suit was brought or any other court having appropriate jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction deems proper. SLB is required to indemnify any present or former officer or director to the fullest extent allowed by this paragraph in the event of a Change of Control (as defined above).

Any indemnification under the preceding three paragraphs (unless ordered by a court) may be extended to current or former employees or agents of SLB only as authorized by the Chief Executive Officer or by contract approved, or by-laws, resolution or other action adopted or taken, by SLB’s board of directors or by SLB’s stockholders.

Expenses (including attorneys’ fees) incurred by a current or former director or a current officer in defending any civil or criminal, administrative or investigative action, suit or proceeding will be paid by SLB in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by SLB.

SLB may pay such expenses (including attorneys’ fees) incurred by former officers or other employees and agents upon such terms and conditions, if any, it deems appropriate.

The indemnification and advancement of expenses described above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of that person.

SLB has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of SLB, or is or was serving at the request of SLB in such a capacity for another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against that person and incurred by that person in any of those capacities or arising out of such person’s status as such, whether or not SLB would have the power to indemnify such person against such liability.

References in this Item 15 to SLB include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, stands in the same position with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

References in this Item 15 to “other enterprises” includes employee benefit plans; references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of SLB” includes any service as a director, officer, employee or agent of SLB which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of SLB.”

A member of our board of directors, or a member of any committee designated by our board of directors, will, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of SLB and upon such information, opinions, reports or statements presented to SLB by any of SLB’s officers or employees, or committees of our board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of SLB.

In addition, SLB maintains directors’ and officers’ liability insurance that insures against certain liabilities that the officers and directors of SLB may incur in such capacities.

Item 16. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of Schlumberger Limited (Schlumberger N.V.), as last amended on April 6, 2016 (incorporated by reference to Exhibit 3.1 to SLB’s Current Report on Form 8-K filed on April 6, 2016).

4.2	Amended and Restated By-Laws of Schlumberger Limited (Schlumberger N.V.) (incorporated by reference to Exhibit 3 to SLB’s Current Report on Form 8-K filed April 21, 2023).

5*	Opinion of STvB Advocaten (Europe), N.V.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of STvB Advocaten (Europe), N.V. (included in Exhibit 5).

24*	Power of Attorney.

99	ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan effective as of February 18, 2021 (incorporated by reference to Exhibit 10.1 to ChampionX Corporation’s Current Report on Form 8-K filed on May 13, 2021).

107*	Filing Fee Table.

*Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 24, 2025.

SCHLUMBERGER N.V.
(Schlumberger Limited)

By:	/s/ HOWARD GUILD
Howard Guild
Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	*
Olivier Le Peuch Chief Executive Officer and Director (Principal Executive Officer)	Jim Hackett Chairman of the Board

*	*
Stephane Biguet Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Samuel Leupold Director

/s/ HOWARD GUILD	*
Howard Guild Chief Accounting Officer (Principal Accounting Officer)	Maria Moræus Hanssen Director

*	*
Peter Coleman Director	Vanitha Narayanan Director

*	*
Patrick de La Chevardière Director	Jeff W. Sheets Director

*
Miguel M. Galuccio Director

* By:	/s/ DIANNE B. RALSTON
Dianne B. Ralston Chief Legal Officer and Secretary (Attorney-in-Fact and Authorized Representative in the U.S.)